SLM Student Loan Trust 1997-3
Quarterly Servicing Report
Report Date: 6/30/2004 Reporting Period: 4/1/04-6/30/04

I.  Deal Parameters

	Student Loan Portfolio Characteristics		3/31/2004	Activity	6/30/2004
A	i	Portfolio Balance	$599,650,978.64	($35,774,337.06)	$563,876,641.58
	ii	Interest to be Capitalized	3,891,763.52		3,464,682.65

	iii	Total Pool	$603,542,742.16		$567,341,324.23

	iv	Specified Reserve Account Balance	—		—

	v	Total Adjusted Pool	$603,542,742.16		$567,341,324.23

B	i	Weighted Average Coupon (WAC)	4.238%		4.239%
	ii	Weighted Average Remaining Term	87.44		86.76
	iii	Number of Loans	243,788		233,311
	iv	Number of Borrowers	96,103		91,779

	Notes and Certificates			Spread	Balance 04/26/04	% of Pool	Balance 7/26/04	% of Pool
C	i	A-1 Notes	78442GAR7	0.60%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GAS5	0.64%	513,392,742.16	85.063%	477,191,324.23	84.110%
	iii	Certificates	78442GAT3	0.83%	90,150,000.00	14.937%	90,150,000.00	15.890%

	iv	Total Notes and Certificates			$603,542,742.16	100.000%	$567,341,324.23	100.000%

	Reserve Account		4/26/2004	7/26/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,508,856.86	$1,418,353.31
	iv	Reserve Account Floor Balance ($)	$2,503,690.00	$2,503,690.00
	v	Current Reserve Acct Balance ($)	$2,503,690.00	$2,503,690.00

II. 1997-3 Transactions from: 4/1/2004 through: 6/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$32,604,864.54
	ii	Principal Collections from Guarantor	5,570,514.74
	iii	Principal Reimbursements	49,131.63
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$38,224,510.91

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$86,213.27
	ii	Capitalized Interest	(2,536,387.12)

	iii	Total Non-Cash Principal Activity	$(2,450,173.85)

C	Total Student Loan Principal Activity		$35,774,337.06

D	Student Loan Interest Activity
	i	Regular Interest Collections	$2,761,255.38
	ii	Interest Claims Received from Guarantors	253,982.61
	iii	Collection Fees/Return Items	33,722.08
	iv	Late Fee Reimbursements	206,525.21
	v	Interest Reimbursements	41,895.23
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	(216.20)
	viii	Subsidy Payments	687,735.05

	ix	Total Interest Collections	$3,984,899.36

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$2,046.38
	ii	Capitalized Interest	2,536,387.12

	iii	Total Non-Cash Interest Adjustments	$2,538,433.50

F	Total Student Loan Interest Activity		$6,523,332.86

G.	Non-Reimbursable Losses During Collection Period		$84,510.09

H.	Cumulative Non-Reimbursable Losses to Date		$3,560,379.46

III. 1997-3 Collection Account Activity 4/1/2004 through 6/30/2004

A	Principal Collections
i	Principal Payments Received	$27,857,043.21
ii	Consolidation Principal Payments	10,318,336.07
iii	Reimbursements by Seller	11,859.26
iv	Borrower Benefits Reimbursements	3,912.82
v	Reimbursements by Servicer	10,440.04
vi	Re-purchased Principal	22,919.51

vii	Total Principal Collections	$38,224,510.91

B	Interest Collections
i	Interest Payments Received	$3,605,190.81
ii	Consolidation Interest Payments	97,566.03
iii	Reimbursements by Seller	658.49
iv	Borrower Benefits Reimbursements	394.00
v	Reimbursements by Servicer	39,952.46
vi	Re-purchased Interest	890.28
vii	Collection Fees/Return Items	33,722.08
viii	Late Fees	206,525.21

ix	Total Interest Collections	$3,984,899.36

C	Other Reimbursements	$328,017.21

D	Administrator Account Investment Income	$—

E	Return funds borrowed for previous distribution	$—

F	TOTAL FUNDS RECEIVED	$42,537,427.48
(LESS: SERVICING FEES PREVIOUSLY REMITTED)	$(784,545.12)
TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT	$41,752,882.36

G	Servicing Fee Calculation-Current Month
i	Unit Charge Calculation	$379,051.31
ii	Percentage of Principal Calculation	$383,227.00
iii	Lesser of Unit or Principal Calculation	$379,051.31

H	Servicing Fees Due for Current Period	$379,051.31

I	Carryover Servicing Fees Due	$10,276.98
Apr-04	Servicing Carryover	$—
May-04	Servicing Carryover	$6,101.29
Jun-04	Servicing Carryover	$4,175.69

TOTAL: Carryover Servicing Fee Due	$10,276.98

J	Administration Fees Due	$20,000.00

K	Total Fees Due for Period	$409,328.29

IV. 1997-3	Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004
INTERIM:
In School
Current	4.044%	4.078%	2,059	1,614	0.845%	0.692%	$7,665,649.53	$6,045,644.71	1.278%	1.072%

Grace
Current	4.083%	3.985%	505	595	0.207%	0.255%	$1,927,570.66	$2,275,423.56	0.321%	0.404%

TOTAL INTERIM	4.052%	4.053%	2,564	2,209	1.052%	0.947%	$9,593,220.19	$8,321,068.27	1.600%	1.476%
REPAYMENT
Active
Current	4.288%	4.288%	158,259	152,480	64.917%	65.355%	$309,195,866.71	$292,472,938.69	51.563%	51.868%
31-60 Days Delinquent	4.278%	4.294%	8,534	8,334	3.501%	3.572%	$25,573,176.27	$22,739,485.89	4.265%	4.033%
61-90 Days Delinquent	4.302%	4.260%	4,726	4,901	1.939%	2.101%	$15,589,827.00	$15,114,337.41	2.600%	2.680%
91-120 Days Delinquent	4.268%	4.273%	2,830	2,989	1.161%	1.281%	$10,232,427.24	$10,049,266.75	1.706%	1.782%
> 120 Days Delinquent	4.280%	4.277%	8,483	9,337	3.480%	4.002%	$31,472,111.44	$34,509,782.47	5.248%	6.120%

Deferment
Current	3.991%	3.991%	29,564	25,975	12.127%	11.133%	$90,349,857.82	$79,614,932.35	15.067%	14.119%

Forbearance
Current	4.286%	4.277%	27,718	25,841	11.370%	11.076%	$103,855,995.66	$96,821,791.75	17.319%	17.171%

TOTAL REPAYMENT	4.241%	4.242%	240,114	229,857	98.493%	98.520%	$586,269,262.14	$551,322,535.31	97.768%	97.774%
Claims in Process (1)	4.315%	4.295%	1,107	1,236	0.454%	0.530%	$3,774,716.56	$4,186,357.09	0.629%	0.742%
Aged Claims Rejected (2)	4.153%	4.220%	3	9	0.001%	0.004%	$13,779.75	$46,680.91	0.002%	0.008%
GRAND TOTAL	4.238%	4.239%	243,788	233,311	100.000%	100.000%	$599,650,978.64	$563,876,641.58	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 1997-3 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	4.303%	163,389	$355,673,371.46	63.076%
- GSL - Unsubsidized	4.153%	51,820	$150,478,801.03	26.686%
- PLUS Loans	4.054%	10,096	$28,242,915.95	5.009%
- SLS Loans	4.077%	8,006	$29,481,553.14	5.228%

- Total	4.239%	233,311	$563,876,641.58	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	4.249%	194,228	$493,076,826.32	87.444%
-Two Year	4.178%	28,118	$50,725,669.11	8.996%
-Technical	4.182%	10,871	$19,984,779.79	3.544%
-Other	5.083%	94	$89,366.36	0.016%

- Total	4.239%	233,311	$563,876,641.58	100.000%

*Percentages may not total 100% due to rounding.

VI. 1997-3 Interest Calculation

A	Borrower Interest Accrued During Collection Period		$5,179,496.43
B	Interest Subsidy Payments Accrued During Collection Period		617,716.54
C	SAP Payments Accrued During Collection Period		8,861.02
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACTS)		105,535.93
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$5,911,609.92

G	Student Loan Rate
	i	Days in Calculation Period	91
	ii	Days in Year	366
	iii	Net Expected Interest Collections	$5,911,609.92
	iv	Primary Servicing Fee	$1,163,596.43
	v	Administration Fee	$20,000.00
	vi	Total Pool Balance at Beginning of Collection Period	$603,542,742.16
	vii	Student Loan Rate	3.15072%

		Accrued
		Int Factor	Accrual Period
H	Class A-1 T-Bill Based Interest Rate			0.00000%
I	Class A-1 Interest Rate	0.000000000	(4/26/04 - 7/26/04)	0.00000%
J	Class A-2 T-Bill Based Interest Rate			1.84562%
K	Class A-2 Interest Rate	0.004588825	(4/26/04 - 7/26/04)	1.84562%
L	Certificate T-Bill Based Rate of Return			2.03562%
M	Certificate Rate of Return	0.005061230	(4/26/04 - 7/26/04)	2.03562%

VII. 1997-3 Weekly T-Bill Rate Resets

			Number of
Period			Days Weighted	91 Day T-bill	A-2 Reset	CERT Reset
4/26/2004	–	4/26/2004	1	0.949%	1.5890%	1.7790%

4/27/2004	–	5/3/2004	7	0.985%	1.6250%	1.8150%

5/4/2004	–	5/10/2004	7	1.001%	1.6410%	1.8310%

5/11/2004	–	5/17/2004	7	1.078%	1.7180%	1.9080%

5/18/2004	–	5/24/2004	7	1.058%	1.6980%	1.8880%

5/25/2004	–	6/1/2004	8	1.066%	1.7060%	1.8960%

6/2/2004	–	6/7/2004	6	1.150%	1.7900%	1.9800%

6/8/2004	–	6/14/2004	7	1.251%	1.8910%	2.0810%

6/15/2004	–	6/21/2004	7	1.413%	2.0530%	2.2430%

6/22/2004	–	6/28/2004	7	1.336%	1.9760%	2.1660%

6/29/2004	–	7/6/2004	8	1.381%	2.0210%	2.2110%

7/7/2004	–	7/12/2004	6	1.344%	1.9840%	2.1740%

7/13/2004	–	7/25/2004	13	1.336%	1.9760%	2.1660%

Total Days in Accrual Period			91

VIII. 1997-3 Inputs From Previous Quarterly Servicing Reports 3/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$599,650,978.64
	ii	Interest To Be Capitalized	3,891,763.52

	iii	Total Pool	$603,542,742.16
	iv	Specified Reserve Account Balance	—

	v	Total Adjusted Pool	$603,542,742.16

B	Total Note and Certificate Factor		0.23438553094
C	Total Note and Certificate Balance		$603,542,742.16

D	Note Balance 4/26/04		Class A-1	Class A-2	Certificates

	i	Current Factor	0.0000000000	0.4991664970	1.0000000000
	ii	Expected Note Balance	$0.00	$513,392,742.16	$90,150,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00

H	Reserve Account Balance		$2,503,690.00
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 1997-3 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F + VI-D )		$41,858,418.29	$41,858,418.29

B	Primary Servicing Fees-Current Month		$379,051.31	$41,479,366.98

C	Administration Fee		$20,000.00	$41,459,366.98

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$41,459,366.98
	ii	Class A-2	$2,355,869.52	$39,103,497.46

	iii	Total Noteholder’s Interest Distribution	$2,355,869.52

E	Certificateholder’s Return Distribution Amount		$456,269.84	$38,647,227.62

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$38,647,227.62
	ii	Class A-2	$36,201,417.93	$2,445,809.69

	iii	Total Noteholder’s Principal Distribution	$36,201,417.93

G	Certificateholder’s Balance Distribution Amount		$0.00	$2,445,809.69

H	Increase to the Specified Reserve Account Balance		$0.00	$2,445,809.69

I	Carryover Servicing Fees		$10,276.98	$2,435,532.71

J	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$2,435,532.71
	ii	Class A-2	$0.00	$2,435,532.71

	iii	Total Noteholder’s Interest Carryover	$0.00

K	Certificateholder’s Return Carryover		$0.00	$2,435,532.71

L	Excess to Reserve Account		$2,435,532.71	$0.00

X. 1997-3 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Certificates
	i	Quarterly Interest Due		$0.00	$2,355,869.52	$456,269.84
	ii	Quarterly Interest Paid		0.00	2,355,869.52	456,269.84

	iii	Interest Shortfall		$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$0.00	$36,201,417.93	$0.00
	viii	Quarterly Principal Paid		0.00	36,201,417.93	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$38,557,287.45	$456,269.84

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 6/30/04		$603,542,742.16
	ii	Adjusted Pool Balance 6/30/04		567,341,324.23

	iii	Adjusted Pool Exceeding Notes and Certificate Balance (i - ii)		$36,201,417.93

	iv	Adjusted Pool Balance 3/31/04		$603,542,742.16
	v	Adjusted Pool Balance 6/30/04		$567,341,324.23

	vi	Current Principal Due (iv - v)		$36,201,417.93
	vii	Principal Shortfall from Previous Collection Period		$—

	viii	Principal Distribution Amount (vi + vii)		$36,201,417.93

	ix	Principal Distribution Amount Paid		$36,201,417.93

	x	Principal Shortfall (viii - ix)		$—

C		Total Principal Distribution		$36,201,417.93
D		Total Interest Distribution		2,812,139.36

E		Total Cash Distributions - Note and Certificates		$39,013,557.29

F	Note & Certificate Balances			4/26/04	7/26/04
	i	A-1 Note Balance	(78442GAR7)	$—	$—
		A-1 Note Pool Factor		0.0000000000	0.0000000000

	ii	A-2 Note Balance	(78442GAS5)	$513,392,742.16	$477,191,324.23
		A-2 Note Pool Factor		0.4991664970	0.4639682297

	iii	Certificate Balance	(78442GAT3)	$90,150,000.00	$90,150,000.00
		Certificate Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$2,503,690.00
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$2,435,532.71

	iv	Total Reserve Account Balance Available			$4,939,222.71
	v	Required Reserve Account Balance			$2,503,690.00

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to SLM Corp.			$2,435,532.71
	viii	Ending Reserve Account Balance			$2,503,690.00

XI. 1997-3 Historical Pool Information

					2003	2002
			4/1/04-6/30/04	01/01/04-03/31/04	01/01/03-12/31/03	1/1/02-12/31/02
Beginning Student Loan Portfolio Balance			$599,650,978.64	$663,957,520.07	$996,375,142.58	$1,401,408,668.30

	Student Loan Principal Activity
	i	Regular Principal Collections	$32,604,864.54	$59,794,168.43	$257,368,323.07	$178,358,410.16
	ii	Principal Collections from Guarantor	5,570,514.74	6,691,118.69	$29,669,594.67	$34,856,557.08
	iii	Principal Reimbursements	49,131.63	351,525.71	$61,067,331.94	$220,673,911.44
	iv	Other System Adjustments	—	—	$—	—

	v	Total Principal Collections	$38,224,510.91	$66,836,812.83	$348,105,249.68	$433,888,878.68
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$86,213.27	$101,665.98	$2,016,016.73	$4,010,895.66
	ii	Capitalized Interest	(2,536,387.12)	(2,631,937.38)	$(17,703,643.90)	(32,866,248.62)

	iii	Total Non-Cash Principal Activity	$(2,450,173.85)	$(2,530,271.40)	$(15,687,627.17)	$(28,855,352.96)

(-)	Total Student Loan Principal Activity		$35,774,337.06	$64,306,541.43	$332,417,622.51	$405,033,525.72

	Student Loan Interest Activity
	i	Regular Interest Collections	$2,761,255.38	$3,309,886.09	$18,652,611.59	$35,733,037.32
	ii	Interest Claims Received from Guarantors	253,982.61	309,067.44	$1,647,297.32	$2,398,470.72
	iii	Collection Fees/Return Items	33,722.08	41,124.59	$122,721.38	$38,740.10
	iv	Late Fee Reimbursements	206,525.21	288,629.33	$1,090,758.10	$1,086,910.41
	v	Interest Reimbursements	41,895.23	14,682.00	$496,576.93	$2,094,320.15
	vi	Other System Adjustments	—	—	$—	$—
	vii	Special Allowance Payments	(216.20)	(189.16)	$(2,416.66)	$(8,132.69)
	viii	Subsidy Payments	687,735.05	717,117.52	$4,296,380.31	8,244,264.56

	ix	Total Interest Collections	$3,984,899.36	$4,680,317.81	$26,303,928.97	$49,587,610.57
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$2,046.38	$18,514.26	$(1,535,204.39)	$(3,439,077.15)
	ii	Capitalized Interest	2,536,387.12	2,631,937.38	$17,703,643.90	32,866,248.64

	iii	Total Non-Cash Interest Adjustments	$2,538,433.50	$2,650,451.64	$16,168,439.51	$29,427,171.49

	Total Student Loan Interest Activity		$6,523,332.86	$7,330,769.45	$42,472,368.48	$79,014,782.06
(=)	Ending Student Loan Portfolio Balance		$563,876,641.58	$599,650,978.64	$663,957,520.07	$996,375,142.58
(+)	Interest to be Capitalized		$3,464,682.65	$3,891,763.52	$4,189,183.05	$6,724,815.16

(=)	TOTAL POOL		$567,341,324.23	$603,542,742.16	$668,146,703.12	$1,003,099,957.74

(+)	Reserve Account Balance		$—	$—	$—	$2,507,749.89

(=)	Total Adjusted Pool		$567,341,324.23	$603,542,742.16	$668,146,703.12	$1,005,607,707.63

XII. 1997-3 Historical Pool Information (continued)

			2001	2000	1999	1998	1997
			1/1/01-12/31/01	1/1/00-12/31/00	1/1/99-12/31/99	1/1/98-12/31/98	8/25/97 - 12/31/97
Beginning Student Loan Portfolio Balance			$1,703,749,786.84	$1,934,544,726.24	$2,187,173,010.15	$2,388,313,848.15	$2,447,417,365.32

	Student Loan Principal Activity
	i	Regular Principal Collections	$227,829,831.45	$196,652,605.99	$194,105,501.23	$179,579,682.34	$49,821,559.10
	ii	Principal Collections from Guarantor	$37,471,413.23	$28,015,141.91	38,913,656.71	71,378,464.29	1,440,820.82
	iii	Principal Reimbursements	$82,573,806.84	$66,059,702.71	83,345,947.87	8,500,226.75	39,007,052.38
	iv	Other System Adjustments	—	$—	—	—	—

	v	Total Principal Collections	$347,875,051.52	$290,727,450.61	$316,365,105.81	$259,458,373.38	$90,269,432.30
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$3,824,732.20	$7,825,442.61	$9,811,199.50	$10,205,441.60	$3,533,441.93
	ii	Capitalized Interest	(49,358,665.18)	$(67,757,953.82)	(73,548,021.40)	(68,522,976.98)	(34,699,357.06)

	iii	Total Non-Cash Principal Activity	$(45,533,932.98)	$(59,932,511.21)	$(63,736,821.90)	$(58,317,535.38)	$(31,165,915.13)

(-)	Total Student Loan Principal Activity		$302,341,118.54	$230,794,939.40	$252,628,283.91	$201,140,838.00	$59,103,517.17

	Student Loan Interest Activity
	i	Regular Interest Collections	$62,609,155.31	$75,434,703.80	$82,058,012.18	$85,007,482.49	$24,529,728.52
	ii	Interest Claims Received from Guarantors	$2,915,020.80	$1,803,318.79	2,289,076.52	4,447,365.33	34,126.30
	iii	Collection Fees/Return Items	—	$—	—	—	—
	iv	Late Fee Reimbursements	$1,424,742.96	$1,472,558.30	1,424,017.90	433,591.49	9.92
	v	Interest Reimbursements	$883,929.68	$762,699.18	1,494,005.16	164,288.32	799,423.02
	vi	Other System Adjustments	$—	$(944.96)	—	—	—
	vii	Special Allowance Payments	$3,705,525.29	$16,637,288.12	1,003,735.19	1,999,181.67	232,534.47
	viii	Subsidy Payments	14,154,180.74	$19,237,272.66	29,964,944.26	46,628,513.22	6,806,739.23

	ix	Total Interest Collections	$85,692,554.78	$115,346,895.89	$118,233,791.21	$138,680,422.52	$32,402,561.46
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(3,192,122.38)	$(7,474,336.00)	$(9,205,350.26)	$(9,049,779.85)	$(3,498,891.99)
	ii	Capitalized Interest	49,358,665.18	$67,757,953.82	73,548,021.40	68,522,976.98	34,699,357.06

	iii	Total Non-Cash Interest Adjustments	$46,166,542.80	$60,283,617.82	$64,342,671.14	$59,473,197.13	$31,200,465.07

	Total Student Loan Interest Activity		$131,859,097.58	$175,630,513.71	$182,576,462.35	$198,153,619.65	$63,603,026.53
(=)	Ending Student Loan Portfolio Balance		$1,401,408,668.30	$1,703,749,786.84	$1,934,544,726.24	$2,187,173,010.15	$2,388,313,848.15
(+)	Interest to be Capitalized		$11,365,955.68	$15,088,567.54	$25,721,016.49	$39,623,139.23	$44,396,075.77

(=)	TOTAL POOL		$1,412,774,623.98	$1,718,838,354.38	$1,960,265,742.73	$2,226,796,149.38	$2,432,709,923.92

(+)	Reserve Account Balance		$3,531,936.56	$4,297,095.89	$4,900,664.36	$5,566,990.37	$6,259,224.00

(=)	Total Adjusted Pool		$1,416,306,560.54	$1,723,135,450.27	$1,965,166,407.09	$2,232,363,139.75	$2,438,969,147.92

XIII. 1997-3 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Oct-97	$2,503,689,634	—
Jan-98	$2,432,709,924	6.13%
Apr-98	$2,385,676,618	4.78%
Jul-98	$2,331,344,763	4.50%
Oct-98	$2,277,897,847	4.25%
Jan-99	$2,226,796,149	4.02%
Apr-99	$2,161,570,744	4.11%
Jul-99	$2,071,122,456	4.77%
Oct-99	$2,011,966,586	4.58%
Jan-00	$1,960,265,743	4.26%
Apr-00	$1,901,858,502	4.08%
Jul-00	$1,844,601,303	3.88%
Oct-00	$1,775,682,170	3.92%
Jan-01	$1,718,838,354	3.74%
Apr-01	$1,667,050,504	3.50%
Jul-01	$1,599,454,747	3.51%
Oct-01	$1,517,532,861	3.74%
Jan-02	$1,412,774,624	4.32%
Apr-02	$1,315,090,967	4.80%
Jul-02	$1,237,506,180	4.98%
Oct-02	$1,110,163,932	6.00%
Jan-03	$1,003,099,958	6.73%
Apr-03	$909,311,886	7.30%
Jul-03	$859,128,855	7.10%
Oct-03	$733,270,658	8.41%
Jan-04	$668,146,703	8.61%
Apr-04	$603,542,742	8.85%
Jul-04	$567,341,324	8.48%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.